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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
ChemFirst Inc.:


We consent to incorporation by reference in the registration statement (No. 333-18691) on Form S-8 of ChemFirst Inc. of our report dated June 15, 2001 relating to the financial statements and supplemental schedule of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, which report appears in the December 31, 2000 annual report on Form 11-K of ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan.

                                                 KPMG LLP



Jackson, Mississippi
June 26, 2001